UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 2, 2022
Date of Report (date of earliest event reported)
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Leafly Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39119 (Commission File Number)	84-2266022 (I.R.S. Employer Identification Number)
113 Cherry Street, PMB 88154 Seattle, WA 98104-2205
(Address of principal executive offices and zip code)
(206) 455-9504
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.0001	LFLY	Nasdaq Stock Market, LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	LFLYW	Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2022, Leafly Holdings, Inc. (the "Company") announced that Kimberly Boler has resigned as General Counsel, effective immediately. In connection with her resignation, Ms. Boler will receive a severance payment of $57,692.31, the waiver of the Company's clawback right to a $40,000 relocation payment, and the acceleration of 21,690 restricted stock units that were due to vest next month. Ms. Boler’s responsibilities have been transitioned to individuals within the Company.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of September, 2022.

Leafly Holdings, Inc.

By:	/s/ Suresh Krishnaswamy
Name:	Suresh Krishnaswamy
Title:	Chief Financial Officer